Transmission: LMP and Participant Funding

Entergy 2002 Analyst Meeting

Michael Schnitzer, Director
The NorthBridge Group, Inc.

June 14, 2002

Entergy

The Problem: Transmission Congestion

Congestion occurs when transmission constraints require "out of merit" dispatch


GEN A
1000 MW
Bid = 3¢
GEN B
1000 MW
Bid = 2.5¢
300 MW
1,000 MW
West Price = 3¢
500 MW
800 MW
Load 1
500 MW
Rated
Interface
Congestion = 1¢
East Price = 4¢
250 MW
750 MW
Load 2
GEN C
1000 MW
Bid = 4¢

The Solution: Locational Marginal Pricing

Why LMP?

Parallel flow means that electricity will flow over all interconnected lines between source and sink

Electricity flows do not follow contract paths



A
B
C
1/3 MW
1 MW
generation
2/3
MW
1/3 MW
1 MW
Load

Note: All lines have equal impedance.
Dollar figures are the generator bids at each bus.

Why LMP?

Economic use of the transmission system can vary significantly



A
B
C
200 MW
$40/MWH
800 MW
$30/MWH
600 MW Limit
Flow-gate
1000 MW
$60/MWH



A
B
C
1800 MW
$40/MWH
0 MW
$30/MWH
600 MW Limit
Flow-gate
2000 MW
200 MW
$60/MWH

Preferred Approach:
LMP with Financial Rights

For dispatch, price signals using LMP is the best answer

Low Load Case


A
B
C
200 MW
$40/MWH
LMP=$40
800 MW
$30/MWH
LMP=$30
600 MW Limit
Flow-gate
1000 MW
$60/MWH
LMP=$50

High Load Case


A
B
C
1800 MW
$40/MWH
LMP=$40
0 MW
$30/MWH
LMP= $20
600 MW Limit
Flow-gate
2000 MW
200 MW
$60/MWH
LMP=$60

LMP Pricing Example

LMP Example in High Load Case


A
B
C
1800 MW
$40/MWH
LMP=$40
0 MW
$30/MWH
LMP=$20
600 MW Limit
Flow-gate
2000 MW
200 MW
$60/MWH
LMP=$60

Two ways to transact:

- Schedule bilaterally, pay congestion charge for transmission
  - A to C = $20/MWH
  - B to C = $40/MWH
- Transact in LMP market, with congestion reflected in spot price
  - Buy/sell at A ($40/MWH)
  - Buy/sell at B ($20/MWH)
  - Buy/sell at C ($60/MWH)
- Congestion is charged in both
- FTR holders pay difference in LMPs
  - A – C pays $20/MWH
  - B – C pays $40/MWH
- FTRs issued must be feasible

The Problem: Transmission Expansion

For new generator siting decisions, pricing of transmission upgrades is key

Generation Expansion at Point A, B or C?


A
B
C
1000 MW
Generation
0 MW
600 MW Limit
Flow-gate
2000 MW
Load
1200 MW
Generation

- Should a new 800 MW unit be sited at A, B, or C?
- Answer depends on
  - Relative generation costs
  - Relative siting costs
  - Transmission costs

The Solution: Participant Funding

Why Participant Funding?

Alternative	*Implications*
Let generation locate anywhere; roll in costs of network upgrades	Makes transmission "free" to generators; encourages siting that creates congestion
Have RTO decide where to locate generation, what transmission to build and who to charge for it	Replaces integrated utility with a new central planner
Send correct price signals; let the market decide where to locate and what transmission to build	Best choice if we want the most efficient outcome, and real competition

$$ The Bottom Line $$

Market Participant	*Economic Challenge*
Merchant Generator	**Location or transmission hedge**
Originator	**How much/how to hedge**
Trader	**Predict/manage short term congestion**
Transco owner	**Identify/market economic investment**

Summary - Transmission

- Transmission pricing and funding structures determine system efficiency by establishing participants' risks and incentives
- Locational marginal pricing with financial rights is the best answer to congestion, for efficient dispatch and use of the system
- Participant funding sends the right price signals for siting of generation and building of new transmission capacity